SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2012

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events

As part of the November 2011 settlement agreement in the Minnesota electric rate case, the settling parties acknowledged that NSP-Minnesota would file a petition seeking deferred accounting for 2012 property tax expense in excess of the level approved in the rate case.  The settling parties waived any right to object to the petition, but reserved the right to review and comment on the petition.

In December 2011, NSP-Minnesota filed the petition to request deferral of actual, incremental 2012 property taxes that would not be recovered in base rates, estimated to be approximately $28 million, or alternatively that a property tax rider be approved.  The estimate of 2012 incremental property taxes was subsequently revised to approximately $24 million.

In April and May 2012, various parties filed comments on the petition.  The Minnesota Department of Commerce and the Office of the Attorney General recommended that the Minnesota Public Utilities Commission (MPUC) deny NSP-Minnesota’s request to defer incremental 2012 property taxes and also opposed the proposed rider mechanism.  The Xcel Large Industrials and the Minnesota Chamber of Commerce filed comments in support of the deferred accounting treatment as preferable to a rider mechanism, with the understanding that all costs will be reviewed in NSP-Minnesota’s next rate case.

On June 7, 2012, the MPUC held hearings and verbally denied NSP-Minnesota’s request for deferred accounting for incremental property taxes and also denied the request for a property tax rider.  A written order is expected shortly.

NSP-Minnesota is currently reviewing its alternatives, including the acceleration of a planned electric rate case filing so that interim rates could be implemented in the fall of 2012.

Except for the historical statements contained in this 8-K, the matters discussed herein, including the expected impact of rate cases are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.  Actual results may vary materially.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy Inc. and NSP-Minnesota have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; or imposed environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; availability of cost of capital; employee work force factors; and the other risk factors listed from time to time by Xcel Energy Inc. and NSP-Minnesota in reports filed with the Securities and Exchange Commission, including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy Inc.’s and NSP-Minnesota’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 8, 2012	Xcel Energy Inc.
(a Minnesota corporation)
Northern States Power Company
(a Minnesota corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Senior Vice President and Chief Financial Officer